Exhibit 99.1

United Rentals, Inc.

100 First Stamford Place

Suite 700

Stamford, CT 06902

Telephone: 203 622 3131

Fax: 203 622 6080

United Rentals Completes Acquisition of BlueLine

and Updates Guidance to Reflect the Combination

STAMFORD, Conn. – October 31, 2018 – United Rentals, Inc. (NYSE: URI) today announced that it has completed its previously announced acquisition of BlueLine from Platinum Equity for a total purchase price of approximately $2.1 billion in cash.1 The company used a combination of newly issued debt and bank borrowings to fund the transaction and related expenses.

The acquisition expands United Rentals’ equipment rental capacity in many of the largest metropolitan areas in North America, including both U.S. coasts, the Gulf South and Ontario. The company gains a well-diversified customer base with a balanced mix of commercial construction and industrial accounts, over 46,000 rental assets, 114 branch locations and approximately 1,700 employees.

Michael Kneeland, chief executive officer of United Rentals, said, “We’re excited to welcome BlueLine to the United Rentals family, and we’re confident that the strategic and financial merits of the acquisition will benefit our customers, shareholders and employees. Moreover, we look forward to leveraging our extensive integration capabilities to ensure that we generate the greatest value from combining our companies. Together, our enhanced scale and operating efficiencies reinforce our leadership position in the North American market and support our focus on driving long-term value creation.”

Louis Samson, partner at Platinum Equity, said, “The combination with United Rentals is the optimal conclusion to our BlueLine investment. We’re extremely pleased with this transaction and the opportunities created for the BlueLine team and customers. It’s fitting that their next phase of growth will be with the industry leader.”

[1]	United Rentals acquired Vander Holding Corporation and its subsidiaries, including BlueLine Rental, LLC (collectively “BlueLine”).

2018 Guidance

The company has updated its full-year 2018 guidance solely to reflect the expected impact of the BlueLine acquisition. The new guidance adds $120 million of total revenue and $50 million of adjusted EBITDA to the guidance previously released on October 17, 2018:

	Prior Outlook	Current Outlook
Total revenue	$7.77 billion to $7.87 billion	$7.89 billion to $7.99 billion
Adjusted EBITDA[1]	$3.765 billion to $3.815 billion	$3.815 billion to $3.865 billion
Net rental capital expenditures after gross purchases	$1.35 billion to $1.45 billion, after gross purchases of $2.0 billion to $2.1 billion	$1.35 billion to $1.45 billion, after gross purchases of $2.0 billion to $2.1 billion
Net cash provided by operating activities	$2.725 billion to $2.875 billion	$2.725 billion to $2.875 billion
Free cash flow (excluding the impact of merger and restructuring related costs)[2]	$1.25 billion to $1.35 billion	$1.25 billion to $1.35 billion

1.

Adjusted EBITDA is a non-GAAP measure. Information reconciling forward-looking adjusted EBITDA to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed below.

2.	Free cash flow is a non-GAAP measure, as discussed below. The table below provides a reconciliation between 2018 forecasted net cash provided by operating activities and free cash flow (in millions).

Amounts in millions:

Net cash provided by operating activities	$2,725-$2,875
Purchases of rental equipment	$(2,000)-$(2,100)
Proceeds from sales of rental equipment	$600-$700
Purchases of non-rental equipment, net of proceeds from sales and insurance proceeds from damaged equipment	$(75)-$(125)
Free cash flow (excluding the impact of merger and restructuring related payments)	$1,250-$1,350

Morgan Stanley & Co. LLC and Centerview Partners acted as financial advisors to United Rentals, and Sullivan & Cromwell LLP acted as legal advisor. Barclays and Catalyst Strategic Advisors acted as financial advisors to Platinum Equity, and Latham & Watkins LLP acted as legal advisor.

Repurchase Program

As previously announced, United Rentals has paused its current $1.25 billion share repurchase program effective with the BlueLine closing, consistent with recent larger acquisitions. Once the initial phase of the integration is complete, the company will re-evaluate its decision to pause the repurchase program with the intention of completing the balance of the authorization.

Non-GAAP Measures

Free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Free cash flow represents net cash provided by operating activities less purchases of, and plus proceeds from, equipment. The equipment purchases and proceeds represent cash flows from investing activities. EBITDA represents the sum of net income, provision for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the merger related costs, restructuring charge, stock compensation expense, net, and the impact of the fair value mark-up of acquired fleet. The company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; and (ii) adjusted EBITDA provides useful information about operating performance and period-over-period growth, and help investors gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, neither of these measures should be considered as alternatives to net income or cash flows from operating activities under GAAP as indicators of operating performance or liquidity.

Information reconciling forward-looking adjusted EBITDA to GAAP financial measures is unavailable to the company without unreasonable effort. The company is not able to provide reconciliations of adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The company provides a range for its adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the adjusted EBITDA calculation. The company provides an adjusted EBITDA forecast because it believes that adjusted EBITDA, when viewed with the company’s results under GAAP, provides useful information for the reasons noted above. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,189 rental locations in North America and 11 in Europe. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 18,400 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,800 classes of equipment for rent with a total original cost of $14.4 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with approximately $13 billion of assets under management and a portfolio of approximately 40 operating companies that serve customers around the world. The firm is currently investing from Platinum Equity Capital Partners IV, a $6.5 billion global buyout fund, and Platinum Equity Small Cap Fund, a $1.5 billion buyout fund focused on investment opportunities in the lower middle market. Over the past 23 years Platinum Equity has completed more than 200 acquisitions.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals, as well as the possibility that (1) problems may arise in successfully integrating the businesses of United Rentals and BlueLine, including, without limitation, problems associated with the potential loss of any key employees of BlueLine; (2) the transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we failed to discover during the due diligence investigation of BlueLine or that are not subject to indemnification or reimbursement, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (3) our business may suffer as a result of uncertainty surrounding the transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or business; and (4) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements.

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Contact:

United Rentals, Inc.

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com